Exhibit 99.1

CIT ANNOUNCES PUBLIC OFFERING OF SENIOR UNSECURED FIXED-TO-FLOATING RATE NOTES

NEW YORK – June 16, 2020 – CIT Group Inc. (NYSE: CIT) (“CIT”) today announced that it has commenced a public offering of Securities and Exchange Commission (SEC) registered senior unsecured fixed-to-floating rate notes (the “Notes”). CIT intends to use the net proceeds from the offering for general corporate purposes.

CIT has filed a shelf registration statement on Form S-3 (File No. 333-221965) with the SEC for the offering of the Notes. Before you invest, you should read the prospectus supplement and accompanying prospectus in that registration statement and other documents CIT has filed or will file with the SEC for more complete information about CIT and the offering. You may obtain these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. A final prospectus supplement will be filed with the SEC and will be available on the SEC’s website once filed. Alternatively, copies of the final prospectus supplement and accompanying prospectus for the offering may be obtained free of charge by contacting any of the Joint Book-Running Managers at:

Morgan Stanley & Co. LLC	(866) 718-1649 (toll free)
BofA Securities, Inc.	(800) 294-1322 (toll free) or dg.prospectus_requests@bofa.com
Wells Fargo Securities, LLC	(800) 645-3751 (toll free)

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any offer, solicitation or sale of any of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The securities being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the prospectus supplement or the shelf registration statement or prospectus.

About CIT

CIT is a leading national bank focused on empowering businesses and personal savers with the financial agility to navigate their goals. CIT Group Inc. (NYSE: CIT) is a financial holding company with over a century of experience and operates a principal bank subsidiary, CIT Bank, N.A. (Member FDIC, Equal Housing Lender). CIT’s commercial banking segment includes commercial financing, community association banking, middle market banking, equipment and vendor financing, factoring, railcar financing, treasury and payments services, and capital markets and asset management. CIT’s consumer banking segment includes a national direct bank and regional branch network. Discover more at cit.com/about.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “will,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this press release, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. We further describe these and other risks that could affect our results in Item 1A, “Risk Factors,” of CIT’s latest Annual Report on Form 10-K for the year ended December 31, 2019 and CIT’s latest quarterly report on Form 10-Q for the quarter ended March 31, 2020, both of which were filed with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

Contacts

MEDIA RELATIONS:

Gina Proia

(212) 771-6008

Gina.Proia@cit.com

INVESTOR RELATIONS:

Barbara Callahan

(973) 740-5058

Barbara.Callahan@cit.com

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